Exhibit 5.1

October 3, 2025

Immix Biopharma, Inc.

11400 West Olympic Blvd., Suite 200

Los Angeles, California 90064

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Immix Biopharma, Inc., a Delaware corporation (the “Company”), in connection with a registration statement on Form S-3 (the “Registration Statement”), filed by the Company on October 3, 2025, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration for resale by the selling stockholders named in the Registration Statement (the “Selling Stockholders”) of up to 6,852,313 shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”), consisting of 3,915,604 shares of Common Stock (the “Shares”) and 2,936,709 shares of Common Stock issuable upon the exercise of certain outstanding warrants (the “Warrants”) issued by the Company to the Selling Stockholders named in the Registration Statement and (the “Warrant Shares”). Each as described in greater detail in the Registration Statement to which this opinion has been filed as an exhibit. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K.

In reaching the opinions set forth herein, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company and such statutes, regulations and other instruments as we deemed necessary or advisable for purposes of this opinion, including (i) the Company’s Third Amended and Restated Certificate of Incorporation; (ii) the Company’s Amended and Restated Bylaws; (iii) the Registration Statement and the exhibits thereto, (iv) certain resolutions adopted by the Board of Directors of the Company; (v) the Securities Purchase Agreements pursuant to which the Shares and the Warrants were sold to the Selling Stockholders; (vi) the agreements evidencing the Warrants; (v) the minutes and applicable agreements relating to the sale, issuance and grant, of the Shares and Warrants; and (vi) such other certificates, instruments, agreements, and documents as we have considered necessary for purposes of this opinion letter. We have also reviewed such matters of law as we considered necessary or appropriate as a basis for the opinion expressed below.

As to various questions of fact material to the opinions expressed below, we have, without independent third party verification of their accuracy, relied in part, and to the extent we deemed reasonably necessary or appropriate, upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company, including the Registration Statement and, to the extent that we deemed such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

With your permission, we have made and relied upon the following assumptions, without any independent investigation or inquiry by us, and our opinion expressed below is subject to, and limited and qualified by the effect of, such assumptions: (1) all corporate records furnished to us by the Company are accurate and complete; (2) the Registration Statement to be filed by the Company with the Commission will be identical to the form of the document that we have reviewed; (3) all statements as to factual matters that are contained in the Registration Statement (including the exhibits to the Registration Statement) are accurate and complete; and (4) in connection with each issuance of any Shares and/or Warrant Shares, the Company will duly execute and deliver a stock certificate evidencing the Shares or Warrant Shares or, with respect to any Shares or Warrant Shares issued on an uncertificated basis, the Company will comply with applicable laws regarding the documentation of uncertificated securities.

We have also assumed (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authority of all persons signing all documents submitted to us on behalf of the parties to such documents, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to authentic original documents of all documents submitted to us as copies, and (vi) that all information contained in all documents reviewed by us is true, correct and complete.

Based on the foregoing and subject to the qualifications set forth below, we are of the opinion that:

1.	The Shares have been duly authorized by all necessary corporate action of the Company, and are validly issued, fully paid, and non-assessable; and

2.	The Warrant Shares initially issuable upon exercise of the Warrants when issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Warrants, will have been duly authorized by all necessary corporate action of the Company, and will be validly issued, fully paid and non-assessable.

The foregoing opinions are limited to the General Corporation Law of Delaware (which includes those statutory provisions and all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws) and the federal laws of the United States of America, and we express no opinion as to the laws of any other jurisdiction.

The opinions expressed in this opinion letter are as of the date of this opinion letter only and as to laws covered hereby only as they are in effect on that date, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may come to our attention after that date or any changes in law that may occur or become effective after that date. The opinions herein are limited to the matters expressly set forth in this opinion letter, and no opinion or representation is given or may be inferred beyond the opinions expressly set forth in this opinion letter.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of this firm’s name under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/ The Loev Law Firm, PC

The Loev Law Firm, PC